UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 22, 2010

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements and Item 2.03 Creation of a Direct Financial Obligation

On February 22, 2010 the Registrant (the “Company” or “JayHawk”) entered into a Securities Exchange Agreement wherein the Company agreed to issue one million six hundred thousand shares of the Company’s common stock (the “Shares”) in exchange for the cancellation of that certain convertible debenture, in the principle amount of eight hundred thousand and no/100 dollars ($800,000.00), originally issued by the Company to Starshell Consultants, Ltd., dated July 30, 2008 and amended on July 30, 2009 (the “Starshell Debenture”).  The Starshell Debenture was originally referenced in the Form 8-K filed by the Company on August 6, 2008.  Pursuant to the terms of the Securities Exchange Agreement the Company, in exchange for the issuance of the Shares, will be relieved from the obligations of paying any of the principle amount of the Starshell Debenture and/or any interest accrued thereon.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.01

Securities Exchange Agreement

99.02   Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: February 22, 2010	By:	/s/ Lindsay Gorrill
Name: Lindsay Gorrill Title: CEO